Exhibit 99.1

Inseego Reports Fourth Quarter and Full Year 2017 Financial Results
Company Posts GAAP Operating Profit Ahead of Plan and Positive Cash Flow from Operations, Meets Guidance, and Reports Continuing Progress on Customers, New 5G and Industrial IoT Products, and Operations
SAN DIEGO—March 7, 2018—Inseego Corp. (Nasdaq: INSG) (the “Company”), an industry leader in solutions for intelligent mobile enterprises, today reported the following results for the fourth quarter and full year ended December 31, 2017. The Company reports fourth quarter revenues of $46.5 million, GAAP operating profit of $0.8 million, GAAP net loss of $3.8 million, or a net loss of $0.06 per share, adjusted EBITDA of $2.8 million and non-GAAP net loss of $0.02 per share. Non-GAAP operating expenses have been reduced by over $30 million on an annualized basis since the first quarter of 2017. Cash and cash equivalents at the end of the period, including restricted cash, was $21.3 million.
On a full year basis, 2017 revenues were $219.3 million and GAAP net loss was $45.7 million, or a net loss of $0.78 per share. This compares to 2016 revenues of $243.6 million and GAAP net loss of $60.6 million, or a net loss of $1.12 per share. Cash and cash equivalents at the end of 2016 was $9.9 million.
“We made solid progress in the fourth quarter with major customer wins, new strategic partners and the launch of 5G product development. We generated a GAAP operating profit for the first time since 2009, which is well ahead of plan, and positive cash flow from operations. There’s more work to be done, but the results speak volumes about the new management team’s continued focus on operating efficiency,” said Dan Mondor, CEO of Inseego. “The IoT & Mobile Solutions business is well positioned at the forefront of the 5G revolution and Industrial IoT growth curve. Recent wins in the Aviation vertical combined with a growing pipeline in the U.S. and international markets are very promising for our Enterprise SaaS Solutions business. The transformation of our Company into Inseego 2.0 is on track and the prospects are very bright.”
Recent Business Highlights

-	Continued progress in developing a complete 5G NR (new radio) portfolio of broadband routers, mobile broadband devices and next generation Industrial IoT devices.

-	Selected by a tier 1 service provider for 5G commercial launch in 2018.

-	Achieved 70% year-over-year revenue growth in our Industrial IoT portfolio (Skyus) and added new enterprise customers.

-	Announced availability of 4G VoLTE HD quality wireless home phone solution and received first purchase orders from a tier 1 wireline service provider to start deployment in the second quarter.

-	Announced a strategic partnership with Sprint for IoT asset management and monitoring and selected by a large U.S. airline through that partnership.

-
Ctrack was selected by KLM Enterprises for Hong Kong airport asset management and monitoring and continued to make progress with proof of concept trials in the Aviation vertical in the U.S., Europe and Asia Pacific.

-	Broadened the MiFi mobile product customer base in the U.S., Canada and Asia Pacific.

-
Announced Inseego 2.0, integrating the Company into IoT & Mobile and Enterprise SaaS Solutions businesses and global shared services to drive cost efficiencies and focus product development, sales and marketing on high growth markets.

-	Announced the addition of Mark Licht to the board of directors, bringing extensive experience in the global telematics markets to the Company.
“Restructuring is a tough, inexact science,” said Steve Smith, CFO of Inseego. “It involves focusing on the issues in front of us, while at the same time seeing the long term and planning for future growth. Achieving positive operating income and positive cash flow from operations for the quarter is a key milestone for the Company. Regarding the outlook for Q1 2018, we are planning to drive adjusted EBITDA growth despite minimal near-term projected growth in the current MiFi products. Growth in the IoT & Mobile Solutions business will be predicated on the new product developments in 5G and Industrial IoT currently in the pipeline, which does not happen overnight. Enterprise SaaS Solutions is positioned for near-term growth driven by Aviation.”

First Quarter Outlook
The following statements are forward-looking and actual results may differ materially. Please see the section titled “Cautionary Note Regarding Forward-Looking Statements” at the end of this news release. A more detailed description of risks related to our business is included in the reports filed by the Company with the Securities and Exchange Commission (the “SEC”). Our guidance for the first quarter of 2018 reflects current business indicators and expectations as of the date of this news release, including current exchange rates for foreign currencies.

Inseego Consolidated	First Quarter 2018 Outlook
Revenue	$45 million - $50 million
Adjusted EBITDA	$3.0 million - $3.5 million

Enterprise SaaS Solutions
Revenue	$17 million - $19 million
IoT & Mobile Solutions
Revenue	$28 million - $31 million
Conference Call Information
Inseego will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. A Q&A session with analysts will be held live directly after the prepared remarks. To access the conference call:

•	In the United States, call 1-844-881-0135

•	International parties can access the call at 1-412-317-6727
Inseego will offer a live audio webcast of the conference call, which will be accessible from the “Investors” section of the Company’s website at investor.inseego.com. The webcast will be archived for a period of two weeks. An audio replay of the conference call will also be available beginning one hour after the call, through March 23, 2018. To hear the replay, parties in the United States may call 1-877-344-7529 and enter access code 10117082#. International parties may call 1-412-317-0088 and enter the same code.
About Inseego Corp.
Inseego Corp. (Nasdaq: INSG) enables high performance mobile applications for large enterprise verticals, service providers and small-medium businesses around the globe. Our product portfolio consists of Enterprise SaaS Solutions and IoT & Mobile Solutions, which together form the backbone of compelling, intelligent, reliable and secure IoT services with deep business intelligence. Inseego powers mission critical applications with a “zero unscheduled downtime” mandate, such as asset tracking, fleet management, Industrial IoT, SD WAN failover management and mobile broadband services. Our solutions are powered by our key innovations in IoT, purpose-built SaaS cloud platforms and mobile technologies, including the newly emerging 5G technology. Inseego is headquartered in San Diego, California with offices worldwide. www.inseego.com Twitter @inseego
Cautionary Note Regarding Forward-Looking Statements
Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our outlook for the first quarter ending March 31, 2018 and our future business outlook, the future demand for our products, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management's current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from our expectations.
Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the future demand for wireless broadband access to data and fleet management software and services; (2) the growth of wireless wide-area networking and fleet management software and services; (3) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (4) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (5) dependence on third-party manufacturers and key component suppliers worldwide; (6) unexpected liabilities or expenses; (7) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G technology at the speed and functionality required by our customers; (8) litigation, regulatory and IP developments related to our products or components of our products; (9) dependence on a small number of customers for a significant portion of the Company’s revenues; and (10) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives, including restructuring activities and the timing of their implementation.
These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.
Non-GAAP Financial Measures
Inseego Corp. has provided financial information in this news release that has not been prepared in accordance with GAAP. Non-GAAP operating expenses, adjusted EBITDA, net loss and net loss per share exclude restructuring charges, net of recoveries, share-based compensation expense, amortization of discount and issuance costs related to the Company’s convertible senior notes and term loans, loss on extinguishment of debt, an impairment charge related to certain product lines the Company abandoned, net of recoveries, non-cash legal settlement charges and charges related to the Company’s acquisition and divestiture activities, net of related costs recovered. Adjusted EBITDA also excludes interest, taxes, depreciation and amortization (unrelated to acquisitions, the convertible senior notes and the term loans), charges related to the termination of our revolving credit facility and net foreign currency transaction gains and losses.
Non-GAAP operating expenses, adjusted EBITDA, net loss and net loss per share are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool and are not intended to be used in isolation or as a substitute for operating expenses, net loss, net loss per share or any other performance measure determined in accordance with GAAP. We present non-GAAP operating expenses, adjusted EBITDA, net loss and net loss per share because we consider each to be an important supplemental measure of our performance.
Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new incentive award grants issued to both current and new employees, the number of such grants forfeited by former employees, and changes in the Company’s stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP operating expenses, adjusted EBITDA, net loss and net loss per share, management excludes certain non-cash and one-time items in order to facilitate comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s view, related to the Company’s ongoing operating performance. Management uses this view of the Company’s operating performance for purposes of comparison with its business plan and individual operating budgets and in the allocation of resources.
The Company further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that the use of non-GAAP operating expenses, adjusted EBITDA, net loss and net loss per share also facilitates a comparison of our underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.
In the future, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.

Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures contained within this news release with our GAAP financial results.
###

Inseego Corp.
Media Contact:
Anette Gaven, +1 (619) 993-3058
Anette.Gaven@inseego.com
or
Investor Relations Contact:
Investor.Relations@inseego.com

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net revenues:
Hardware	$31,765	$37,973	$160,986	$187,375
SaaS, software and services	14,769	14,946	58,311	56,180
Total net revenues	46,534	52,919	219,297	243,555
Cost of net revenues:
Hardware	26,698	27,541	134,795	136,936
SaaS, software and services	4,046	4,855	17,436	18,751
Impairment of abandoned product line, net of recoveries	(1,758)	11,540	(269)	11,540
Total cost of net revenues	28,986	43,936	151,962	167,227
Gross profit	17,548	8,983	67,335	76,328
Operating costs and expenses:
Research and development	4,574	6,407	21,362	30,655
Sales and marketing	4,679	5,720	25,019	29,782
General and administrative	7,166	17,643	34,415	52,387
Amortization of purchased intangible assets	887	1,015	3,601	3,927
Impairment of purchased intangible assets	—	—	—	2,594
Restructuring charges, net of recoveries	(546)	302	5,152	1,987
Total operating costs and expenses	16,760	31,087	89,549	121,332
Operating income (loss)	788	(22,104)	(22,214)	(45,004)
Other income (expense):
Interest expense, net	(5,066)	(3,885)	(19,332)	(15,597)
Other income (expense), net	(672)	(572)	(4,080)	414
Loss before income taxes	(4,950)	(26,561)	(45,626)	(60,187)
Income tax provision (benefit)	(1,056)	859	214	381
Net loss	(3,894)	(27,420)	(45,840)	(60,568)
Less: Net loss (income) attributable to noncontrolling interests	72	19	105	(5)
Net loss attributable to Inseego Corp.	$(3,822)	$(27,401)	$(45,735)	$(60,573)
Per share data:
Net loss per share:
Basic and diluted	$(0.06)	$(0.50)	$(0.78)	$(1.12)
Weighted-average shares used in computation of net loss per share:
Basic and diluted	60,384,116	54,919,806	58,718,483	53,911,270

INSEEGO CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,198	$9,894
Restricted cash	61	—
Accounts receivable, net	15,674	22,203
Inventories, net	20,403	31,142
Prepaid expenses and other	9,101	5,208
Total current assets	66,437	68,447
Property, plant and equipment, net	6,991	8,392
Rental assets, net	7,563	7,003
Intangible assets, net	38,671	40,283
Goodwill	37,681	34,428
Other assets	864	163
Total assets	$158,207	$158,716
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$29,332	$31,242
Accrued expenses and other current liabilities	27,558	27,897
DigiCore bank facilities	3,075	3,238
Total current liabilities	59,965	62,377
Long-term liabilities:
Convertible senior notes, net	84,773	90,908
Term loan, net	44,055	—
Deferred tax liabilities, net	5,261	4,439
Other long-term liabilities	9,768	18,719
Total liabilities	203,822	176,443
Stockholders’ deficit:
Common stock	59	54
Additional paid-in capital	519,531	507,616
Accumulated other comprehensive income (loss)	4,604	(1,409)
Accumulated deficit	(569,759)	(524,024)
Total stockholders’ deficit attributable to Inseego Corp.	(45,565)	(17,763)
Noncontrolling interests	(50)	36
Total stockholders’ deficit	(45,615)	(17,727)
Total liabilities and stockholders’ deficit	$158,207	$158,716

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$(3,894)	$(27,420)	$(45,840)	$(60,568)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,176	3,217	14,274	14,053
Amortization of acquisition-related inventory step-up	—	—	—	1,829
Loss on impairment of purchased intangible assets	—	—	—	2,594
Provision for bad debts, net of recoveries	632	1,040	1,618	1,136
Loss on impairment of abandoned product line, net of recoveries	(674)	11,540	815	11,540
Provision for excess and obsolete inventory	798	677	1,674	3,257
Share-based compensation expense	806	1,151	3,748	4,588
Amortization of debt discount and debt issuance costs	2,443	2,112	10,283	8,447
Loss on extinguishment of debt	—	—	2,035	—
Loss on disposal of assets, net of gain on divestiture and sale of other assets	156	(452)	804	(4,742)
Deferred income taxes	310	931	319	196
Non-cash equity earn-out compensation expense	—	5,804	—	7,913
Reversal of market development fund accrual	—	(2,109)	—	(2,109)
Unrealized foreign currency transaction loss (gain), net	478	475	(316)	3,513
Other	374	87	65	270
Changes in assets and liabilities, net of effects from divestiture:
Restricted cash	350	—	(61)	—
Accounts receivable	5,024	1,735	5,638	11,616
Inventories	(617)	(6,916)	3,020	(3,159)
Prepaid expenses and other assets	832	7,055	(3,239)	869
Accounts payable	(2,698)	(748)	(730)	(7,825)
Accrued expenses, income taxes, and other	(6,931)	(4,809)	(8,744)	3
Net cash provided by (used in) operating activities	565	(6,630)	(14,637)	(6,579)
Cash flows from investing activities:
Installment payments related to past acquisitions	—	—	—	(3,750)
Purchases of property, plant and equipment	(52)	(564)	(1,789)	(1,439)
Proceeds from the sale of property, plant and equipment	71	237	253	629
Proceeds from the sale of divested assets	—	—	—	11,300
Proceeds from the sale of short-term investments	—	—	—	1,210
Purchases of intangible assets and additions to capitalized software development costs	(583)	(823)	(2,839)	(2,915)
Net cash provided by (used in) investing activities	(564)	(1,150)	(4,375)	5,035
Cash flows from financing activities:
Proceeds from term loans	—	—	64,917	—
Payment of issuance costs related to term loans	—	—	(905)	—
Repayment of term loan	—	—	(20,000)	—
Repurchase of convertible senior notes	—	—	(11,900)	—
Net borrowings from (repayment of) DigiCore bank and overdraft facilities	544	125	(76)	(840)
Principal payments under capital lease obligations	(263)	(181)	(876)	(903)
Principal payments on mortgage bond	(72)	(65)	(288)	(240)
Taxes paid on vested restricted stock units, net of proceeds from stock option exercises and employee stock purchase plan	287	324	(506)	692
Net cash provided by (used in) financing activities	496	203	30,366	(1,291)
Effect of exchange rates on cash and cash equivalents	1,114	306	(50)	159
Net increase (decrease) in cash and cash equivalents	1,611	(7,271)	11,304	(2,676)
Cash and cash equivalents, beginning of period	19,587	17,165	9,894	12,570
Cash and cash equivalents, end of period	$21,198	$9,894	$21,198	$9,894

INSEEGO CORP.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2017		Year Ended December 31, 2017
	Net Income (Loss)	Income (Loss) Per Share	Net Income (Loss)	Income (Loss) Per Share
GAAP net loss	$(3,894)	$(0.06)	$(45,840)	$(0.78)
Adjustments:
Share-based compensation expense(a)	806	0.01	3,579	0.06
Purchased intangibles amortization(b)	1,409	0.02	5,734	0.09
Acquisition- and divestiture-related charges, net(c)	—	—	1,857	0.03
Debt discount and issuance costs amortization	2,443	0.04	10,283	0.18
Loss on extinguishment of debt	—	—	2,035	0.03
Restructuring charges, net of recoveries	(546)	(0.01)	5,152	0.09
Non-cash legal settlement charges	350	0.01	350	0.01
Net recovery of impairment of abandoned product line(d)	(1,758)	(0.03)	(269)	—
Non-GAAP net loss	$(1,190)	$(0.02)	$(17,119)	$(0.29)

(a)	Includes share-based compensation expense recorded under ASC Topic 718, net of share-based compensation expense included in restructuring charges.

(b)	Includes amortization of intangible assets purchased through acquisitions.

(c)	Includes professional fees, including legal and due diligence related to acquisitions and divestitures, and other charges, net of related costs recovered.

(d)	Includes the sale of certain inventory related to product lines the Company abandoned during the fourth quarter of 2016, net of additional impairments.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended December 31, 2017
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Restructuring charges, net of recoveries	Net recovery of impairment of abandoned product line (c)	Non-cash legal settlement charges	Non-GAAP
Cost of net revenues	$28,986	$52	$522	$—	$(1,758)	$—	$30,170
Operating costs and expenses:
Research and development	4,574	208	—	—	—	—	4,366
Sales and marketing	4,679	211	—	—	—	—	4,468
General and administrative	7,166	335	—	—	—	350	6,481
Amortization of purchased intangible assets	887	—	887	—	—	—	—
Restructuring charges, net of recoveries	(546)	—	—	(546)	—	—	—
Total operating costs and expenses	$16,760	754	887	(546)	—	350	$15,315
Total		$806	$1,409	$(546)	$(1,758)	$350

(a)	Includes share-based compensation expense recorded under ASC Topic 718.

(b)	Includes amortization of intangible assets purchased through acquisitions.

(c)	Includes the sale of certain inventory related to product lines the Company abandoned during the fourth quarter of 2016, net of additional impairments.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Year Ended December 31, 2017
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Restructuring charges, net of recoveries	Net recovery of impairment of abandoned product line (c)	Acquisition- and divestiture-related charges, net (d)	Non-cash legal settlement charges	Non-GAAP
Cost of net revenues	$151,962	$182	$2,133	$—	$(269)	$822	$—	$149,094
Operating costs and expenses:
Research and development	21,362	749	—	—	—	—	—	20,613
Sales and marketing	25,019	747	—	—	—	—	—	24,272
General and administrative	34,415	1,901	—	—	—	1,080	350	31,084
Amortization of purchased intangible assets	3,601	—	3,601	—	—	—	—	—
Restructuring charges, net of recoveries	5,152	—	—	5,152	—	—	—	—
Total operating costs and expenses	$89,549	3,397	3,601	5,152	—	1,080	350	$75,969
Total		$3,579	$5,734	$5,152	$(269)	$1,902	$350

(a)	Includes share-based compensation expense recorded under ASC Topic 718, net of share-based compensation expense included in restructuring charges.

(b)	Includes amortization of intangible assets purchased through acquisitions.

(c)	Includes the sale of certain inventory related to product lines the Company abandoned during the fourth quarter of 2016, net of additional impairments.

(d)	Includes professional fees, including legal and due diligence related to acquisitions and divestitures, and other charges, net of related costs recovered.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2017	Year Ended December 31, 2017
Loss before income taxes	$(4,950)	$(45,626)
Depreciation and amortization(a)	3,176	14,274
Share-based compensation expense(b)	806	3,579
Restructuring charges, net of recoveries	(546)	5,152
Net recoveries of impairment of abandoned product line(c)	(1,758)	(269)
Acquisition- and divestiture-related charges, net(d)	—	1,399
Non-cash legal settlement charges	350	350
Interest expense, net(e)	5,066	19,332
Other expense, net(f)	672	4,080
Adjusted EBITDA	$2,816	$2,271

(a)	Includes depreciation and amortization charges, including amortization of intangible assets purchased through acquisitions.

(b)	Includes share-based compensation expense recorded under ASC Topic 718, net of share-based compensation expense included in restructuring charges.

(c)	Includes the sale of certain inventory related to product lines the Company abandoned during the fourth quarter of 2016, net of additional impairments.

(d)	Includes professional fees, including legal and due diligence related to acquisitions and divestitures, and other charges, net of related costs recovered.

(e)	Includes the amortization of debt discount and issuance costs related to the convertible senior notes and term loans.

(f)
Includes charges primarily related to the extinguishment of our previous term loan and a portion of our convertible senior notes, as well as charges related to the termination of our revolving credit facility and net foreign currency transaction gains and losses.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.